EXHIBIT 99.1
PubMatic Announces Fourth Quarter and Fiscal Year Ended 2025 Financial Results

Delivered revenue and adjusted EBITDA ahead of guidance;
FY 2025 CTV revenue grew 50%+ over FY 2024 excluding political ad spend;
PubMatic’s AgenticOS platform drove 250+ agentic deals;
FY 2025 net cash generated from operations was $81.1 million, up 10% over 2024;
Repurchased 4.1 million shares in 2025, representing 8.1% of fully diluted shares as of December 31, 2025.
NO-HEADQUARTERS/REDWOOD CITY, Calif., February 26, 2026 (GLOBE NEWSWIRE) -- PubMatic, Inc. (Nasdaq: PUBM), the leading AI-powered ad tech company delivering digital advertising performance, today reported financial results for the fourth quarter and fiscal year ended December 31, 2025.

“We delivered an exceptional fourth quarter, highlighted by strong growth across CTV, Activate, and our emerging revenue streams, and accelerating momentum of our AI solutions,” said Rajeev Goel, co-founder and CEO at PubMatic.“Looking ahead, agentic advertising is an incremental tailwind and a defining advantage for PubMatic. It improves advertiser performance, expands our addressable market, and increases the flow of advertising budgets to the open internet. In just a few short months, customer adoption on AgenticOS has been swift with over 250 deals transacted, many of which are new advertising partners to our platform. We remain focused on driving growth in our underlying business, executing on our key priorities and leading the industry as it shifts to agentic AI.”

Fiscal Year 2025 Financial Highlights
•Revenue for the full year 2025 was $282.9 million, compared to $291.3 million in 2024;
•Gross profit was $179.8 million, or 64% margin, compared to $190.2 million, or 65% margin in 2024;
•Revenue from omnichannel video in 2025 grew 3% over the same period last year;
•Net dollar-based retention1 was 96% for the year ended December 31, 2025;
•GAAP net loss was $(14.5) million with a margin of (5)%, or $(0.31) per diluted share in 2025, compared to net income of $12.5 million with a margin of 4%, or $0.23 per diluted share in 2024;
•Adjusted EBITDA was $61.6 million, or 22% margin, compared to $92.3 million, or 32% margin, in 2024;
•Non-GAAP net income was $16.7 million, or $0.33 per non-GAAP diluted share in 2025, compared to non-GAAP net income of $42.5 million, or $0.78 per non-GAAP diluted share in 2024;
•Net cash provided by operating activities in 2025 was $81.1 million, an increase over $73.4 million in the full year 2024;
•Generated free cash flow of $46.2 million in 2025, up 32% over 2024;
•Ended 2025 with total cash, cash equivalents, and marketable securities of $145.5 million with no debt, an increase of 4% over the full year 2024; and
1 Net dollar-based retention is calculated by starting with the revenue from publishers in the trailing twelve months ended December 31, 2024 (“Prior Period Revenue”). We then calculate the revenue from these same publishers in the trailing twelve months ended December 31, 2025 (“Current Period Revenue”). Current Period Revenue includes any upsells and is net of contraction or attrition, but excludes revenue from new publishers. Our net dollar-based retention rate equals the Current Period Revenue divided by Prior Period Revenue. Net dollar-based retention rate is an important indicator of publisher satisfaction and usage of our platform, as well as potential revenue for future periods.

•Through December 31, 2025, used $181.1 million in cash to repurchase 12.4 million shares of Class A common stock with $93.9 million available from the 2023 Repurchase Program.

Fourth Quarter 2025 Financial Highlights
•Revenue in the fourth quarter of 2025 was $80.0 million, compared to $85.5 million in the same period of 2024;
•GAAP net income was $6.7 million with a margin of 8%, or $0.14 per diluted share in the fourth quarter, compared to GAAP net income of $13.9 million with a margin of 16%, or $0.26 per diluted share in the same period of 2024;
•Adjusted EBITDA was $27.8 million, or 35% margin, compared to $37.6 million, or 44% margin in the same period of 2024;
•Non-GAAP net income was $14.4 million, or $0.29 per non-GAAP diluted share in the fourth quarter, compared to non-GAAP net income of $21.4 million, or $0.41 per non-GAAP diluted share in the same period of 2024; and
•Net cash provided by operating activities was $18.2 million, compared to $18.0 million in the same period of 2024.
The section titled “Non-GAAP Financial Measures” below describes our usage of non-GAAP financial measures. Reconciliations between historical GAAP and non-GAAP information are contained at the end of this press release following the accompanying financial data.

“Our fourth-quarter results represented an important structural inflection point for PubMatic, as we meaningfully exceeded expectations on both revenue and adjusted EBITDA,” said Steve Pantelick, CFO at PubMatic. “Excluding political revenues and the legacy DSP referenced mid 2025, the underlying 83% of our business grew 18% year over year. For the quarter overall, we delivered 35% adjusted EBITDA margins and strong free cash flow. This performance reflects the scaling of our secular growth engines in CTV, mobile app, and emerging revenues, combined with disciplined cost management and AI-enabled automation that continue to drive operating leverage. Looking ahead, we expect to return to double-digit revenue growth in the second half of 2026, with corresponding margin expansion supported by revenue scale and AI-powered efficiencies.”
2025 Business Highlights

AI Infrastructure Drives Increased Performance and Competitive Advantage
•Deployed next-generation AI models on the world’s most advanced GPU architecture through a multi-year technical collaboration with NVIDIA. Customers benefit from increased performance and speed, including:
◦5X faster bid response time, unlocking optimization strategies previously impossible with standard programmatic infrastructure;
◦85% reduction in auction timeouts, recovering millions in ad spend that was previously lost to latency;
◦3X more ad requests processed per server, expanding impression capacity without proportional cost; and
◦Five data center racks consolidated into one, delivering measurable margin leverage.
•Co-founded the Ad Context Protocol alongside Yahoo, LG Ad Solutions, Raptive, and others, setting industry standards for safe and interoperable agent to agent communication.

AI Platform Powers Industry-First Agentic AI Campaign and Customer Adoption
•Launched the first fully autonomous, end-to-end agentic campaign across CTV, delivering more than 5x cost efficiencies and an increase in working media dollars.
•In January, launched AgenticOS, PubMatic’s operating system for agent-to-agent advertising. Over 250 agentic deals have been transacted on PubMatic, many of which represent new and incremental advertisers to PubMatic.
•Launched Agentic AI Accelerator Program enabling advertisers, agencies, publishers, and partners to adopt PubMatic’s AI solutions within weeks; almost 100 brands, agencies and streamers have applied to join the program, many of which represent new and incremental advertisers to PubMatic.

AI-Powered Solutions Fuel Increased Usage, Incremental Revenue and Operational Efficiency
•Launched an AI-powered media buying platform that streamlines discovery, curation, activation, and optimization across nearly the entire open internet, giving buyers greater transparency, control, and performance through unified, end-to-end programmatic workflows.
•Launched AI Insights and yield optimization solution, to equip publishers with actionable intelligence, leading to 20%+ higher CPMs. Nearly 10% of publishers on our platform are deriving revenue from PubMatic’s AI solutions, generating incremental revenue for PubMatic.
•Over 20 operational AI agents added to automate workflows, increase productivity and deliver improved campaign performance for media buyers and publishers.
•AI-powered end-to-end platform handles more complexity with significantly less manual effort, cutting campaign setup time by 87% and speeding up issue resolution time by 70%.

Omnichannel platform drives revenue in key secular growth areas
•Excluding political advertising, FY 2025 revenue from CTV grew over 50% year-over-year.
•PubMatic added new marquee global streaming content, and now partners with 28 out of the top 30 global streaming publishers.
•Excluding political advertising, FY 2025 revenue from omnichannel video2, which includes CTV, grew 17% year-over-year3 and represented 39% of total revenue.

Scaled Emerging Revenue Streams
•Emerging revenues3 in 2025 nearly doubled for the second year in a row, and represented approximately 10% of total revenues in 2025, which includes revenue from newly launched AI solutions.
•Ad spend from Activate tripled in 2025, as buyers and publishers prioritized performance, control and transparency.
•Ended 2025 with more than 250 data partners on Connect, fueling audience curation, targeting and performance measurement.

Expanded Reach on the Buy Side
•Supply Path Optimization represented over 55% of total activity on our platform in 2025, up from 53% in 2024.
•Diversified ad buyer mix beyond legacy DSPs. Added 50 new DSP partners in 2025. Ad spend from performance marketers and mid-market focused DSPs grew 30% year-over-year in Q4 2025, accelerating from 25% in Q3.

2 Omnichannel revenue includes CTV, video and mobile.
3 Emerging revenue includes Activate, Commerce Media, Connect and AI Solutions.

New Partnerships Extend Opportunities
•Partnered with Google AdMob and Google Ad Manager to integrate our OpenWrap SDK on mobile app, giving buyers a direct connection to a logged in user base and brand safe inventory.
•Partnered with Kontext to open programmatic access to AI-powered conversational inventory, enabling advertisers to scale AI-native advertising within chatbots and generative AI environments through trusted, transparent programmatic workflows.
•Partnered with BrightLine to make interactive CTV ads available programmatically, enabling advertisers to connect engagement directly to verified purchase outcomes and expanding CTV as a measurable performance channel.

2025 operating priorities drove profitable growth
•Infrastructure optimization initiatives and investments drove nearly 336.8 trillion impressions processed in 2025, an increase of 28% over 2024.
•Cost of revenue per million impressions processed decreased 20% on a trailing twelve month period, as compared to the prior period.
•Scaled adoption of generative AI across business functions. In the second half of 2025, over 40% of new code from engineering was written by AI, boosting productivity and accelerating time to market.
•Embedded AI automation across the organization to support increased productivity and operating efficiencies, which fueled investment in key growth areas. Total global headcount in 2025 was slightly down versus 2024.

Financial Outlook
Our outlook assumes that general market conditions do not significantly deteriorate as it relates to current macroeconomic and geopolitical conditions.
Accordingly, we estimate the following:
For the first quarter of 2026, we expect the following:
•Revenue to be in the range of $58 million to $60 million, inclusive of an impact from one of our top DSP buyers.
•Adjusted EBITDA to be in the range of $(0.5) million to $1.0 million. Adjusted EBITDA expectation assumes a negative foreign currency exchange impact predominantly from Euro and Pound Sterling.

Although we provide guidance for adjusted EBITDA, we are not able to provide guidance for net income (loss), the most directly comparable GAAP measure. Certain elements of the composition of GAAP net income (loss), including stock-based compensation expenses, are not predictable, making it impractical for us to provide guidance on net income or to reconcile our adjusted EBITDA guidance to net income without unreasonable efforts. For the same reason, we are unable to address the probable significance of the unavailable information.
Conference Call and Webcast details
PubMatic will host a conference call to discuss its financial results on Thursday, February 26, 2026 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). A live webcast of the call can be accessed from PubMatic’s Investor Relations website at https://investors.pubmatic.com. An archived version of the webcast will be available from the same website after the call.

Non-GAAP Financial Measures
In addition to our results determined in accordance with U.S. generally accepted accounting principles (GAAP), including, in particular operating income (loss), net cash provided by operating activities, and net income (loss), we believe that adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, non-GAAP earnings per share and free cash flow, each a non-GAAP measure, are useful in evaluating our operating performance. We define adjusted EBITDA as net income (loss) adjusted for stock-based compensation expense, depreciation and amortization, litigation related expenses, interest income, and provision for (benefit from) income taxes. Adjusted EBITDA margin represents adjusted EBITDA calculated as a percentage of revenue. We define non-GAAP net income as net income (loss) adjusted for stock-based compensation expense, litigation related expenses, and adjustments for income taxes. We define non-GAAP free cash flow as net cash provided by operating activities reduced by purchases of property and equipment and capitalized software development costs.
In addition to operating income (loss) and net income (loss), we use adjusted EBITDA and non-GAAP net income as measures of operational efficiency. We believe that these non-GAAP financial measures are useful to investors for period to period comparisons of our business and in understanding and evaluating our operating results for the following reasons:
•Adjusted EBITDA and non-GAAP net income are widely used by investors and securities analysts to measure a company’s operating performance without regard to items such as stock-based compensation expense, depreciation and amortization, litigation related expenses, interest expense, and provision for (benefit from) income taxes that can vary substantially from company to company depending upon their financing, capital structures and the method by which assets were acquired; and,
•Our management uses adjusted EBITDA and non-GAAP net income in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of operating performance and the effectiveness of our business strategies and in communications with our board of directors concerning our financial performance; and adjusted EBITDA provides consistency and comparability with our past financial performance, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.
Our use of non-GAAP financial measures has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are as follows:
•Adjusted EBITDA does not reflect: (a) changes in, or cash requirements for, our working capital needs; (b) the potentially dilutive impact of stock-based compensation; or (c) tax payments that may represent a reduction in cash available to us;
•Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; and
•Non-GAAP net income does not include: (a) the potentially dilutive impact of stock-based compensation; (b) non-ordinary course litigation related expenses; or (c) income tax effects for stock-based compensation
Because of these and other limitations, you should consider adjusted EBITDA and non-GAAP net income along with other GAAP-based financial performance measures, including net income and our GAAP financial results.

Forward Looking Statements
This press release contains “forward-looking statements” regarding our future business expectations, including our guidance relating to our revenue and adjusted EBITDA for the first quarter of 2026 and capital expenditures for the full year 2026, our expectations regarding our adjusted EBITDA, free cash flow, capital expenditures, future hiring, future market growth, our long-term revenue growth, target revenue and our ability to gain market share. These forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions and may differ materially from actual results due to a variety of factors including: our dependency on the overall demand for advertising and the channels we rely on; our existing customers not expanding their usage of our platform, or our failure to attract new publishers and buyers; our ability to maintain and expand access to spend from buyers and valuable ad impressions from publishers; the rejection of the use of digital advertising by consumers through opt-in, opt-out or ad-blocking technologies or other means; our failure to innovate and develop new solutions that are adopted by publishers; the war between Ukraine and Russia and the resumption of conflict between Israel and Palestine, and the related measures taken in response by the global community; the impacts of inflation and tariffs as well as fiscal tightening; changes currency exchange environments and continuing volatility in global capital markets; volatile interest rates; public health crises, including the resulting global economic uncertainty; limitations imposed on our collection, use or disclosure of data about advertisements; the lack of similar or better alternatives to the use of third-party cookies, mobile device IDs or other tracking technologies if such uses are restricted; any failure to scale our platform infrastructure to support anticipated growth and transaction volume; liabilities or fines due to publishers, buyers, and data providers not obtaining consents from consumers for us to process their personal data; any failure to comply with laws and regulations related to data privacy, data protection, information security, and consumer protection; and our ability to manage our growth. Moreover, we operate in a competitive and rapidly changing market, and new risks may emerge from time to time. For more information about risks and uncertainties associated with our business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including but not limited to, our annual report on Form 10-K and quarterly reports on From 10-Q, copies of are available on our investor relations website at https://investors.pubmatic.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2025. All information in this press release is as of February 26, 2026. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.
About PubMatic
PubMatic is the leading AI-powered ad tech company delivering digital advertising performance. Through an intelligent, unified platform that connects buyers, publishers, data partners, and commerce media networks, PubMatic delivers superior performance with great transparency, control, and efficiency. Since 2006, PubMatic has pioneered major advances in programmatic advertising, from enabling the first OpenRTB transactions to embedding AI-driven optimization and privacy-focused innovation across its platform. With omnichannel scale, proven reliability, and a track record of continuous innovation, PubMatic is building a more intelligent, profitable, and sustainable open internet. Built to Connect. Powered to Perform.
Investors:
investors@pubmatic.com
Press Contact:
Purpose Worldwide
PubMatic@purposenorthamerica.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	December 31, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$145,518	$100,452
Marketable securities	—	40,135
Accounts receivable, net	358,240	424,814
Prepaid expenses and other current assets	18,889	10,145
Total current assets	522,647	575,546
Property, equipment and software, net	52,657	58,522
Operating lease right-of-use assets	38,149	44,402
Acquisition-related intangible assets, net	2,704	4,284
Goodwill	29,577	29,577
Deferred tax assets	30,986	24,864
Other assets, non-current	3,475	2,324
TOTAL ASSETS	$680,195	$739,519
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$343,619	$386,602
Accrued liabilities	25,278	26,365
Operating lease liabilities, current	6,953	5,843
Total current liabilities	375,850	418,810
Operating lease liabilities, non-current	36,910	39,538
Other liabilities, non-current	4,846	3,908
TOTAL LIABILITIES	417,606	462,256
Stockholders' Equity
Common stock	7	6
Treasury stock	(193,471)	(146,796)
Additional paid-in capital	321,062	275,304
Accumulated other comprehensive income (loss)	68	(636)
Retained earnings	134,923	149,385
TOTAL STOCKHOLDERS’ EQUITY	262,589	277,263
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$680,195	$739,519

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$80,046	$85,502	$282,926	$291,256
Cost of revenue(1)	25,482	24,935	103,085	101,027
Gross profit	54,564	60,567	179,841	190,229
Operating expenses:(1)
Technology and development	6,316	7,831	33,820	33,263
Sales and marketing	25,209	23,763	102,940	95,369
General and administrative	14,515	14,171	60,340	57,670
Total operating expenses	46,040	45,765	197,100	186,302
Operating income (loss)	8,524	14,802	(17,259)	3,927
Total other income, net	1,074	3,618	1,305	13,847
Income (loss) before income taxes	9,598	18,420	(15,954)	17,774
Provision for (benefit from) income taxes	2,914	4,521	(1,492)	5,270
Net income (loss)	$6,684	$13,899	$(14,462)	$12,504
Net income (loss) per share attributable to common stockholders:
Basic	$0.14	$0.29	$(0.31)	$0.25
Diluted	$0.14	$0.26	$(0.31)	$0.23
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	46,598	47,993	47,008	49,213
Diluted	49,316	52,623	47,008	54,294

(1)Stock-based compensation expense includes the following:
STOCK BASED COMPENSATION EXPENSE
(In thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Cost of revenue	$432	$438	$1,854	$1,855
Technology and development	1,404	1,625	6,088	6,313
Sales and marketing	3,352	3,247	13,703	13,407
General and administrative	4,180	4,099	16,733	16,101
Total stock-based compensation	$9,368	$9,409	$38,378	$37,676

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In thousands)
(unaudited)

	December 31,
	2025	2024
CASH FLOW FROM OPERATING ACTIVITIES:
Net income (loss)	$(14,462)	$12,504
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	43,769	45,352
Stock-based compensation	38,378	37,676
Deferred income taxes	(14,489)	(10,984)
Accretion of discount on marketable securities	(822)	(4,117)
Non-cash lease expense	7,351	6,801
Other	(1,047)	(25)
Changes in operating assets and liabilities:
Accounts receivable	66,574	(49,345)
Prepaid expenses and other current assets	(16,220)	(5,826)
Accounts payable	(42,397)	38,096
Accrued liabilities	16,179	9,627
Operating lease liabilities	(2,616)	(6,531)
Other liabilities, non-current	861	197
Net cash provided by operating activities	81,059	73,425
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of and deposits on property and equipment	(14,345)	(17,592)
Capitalized software development costs	(20,511)	(20,936)
Purchases of marketable securities	(26,026)	(142,016)
Proceeds from sales of marketable securities	27,095	—
Proceeds from maturities of marketable securities	39,859	202,858
Net cash provided by investing activities	6,072	22,314
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of business combination indemnification claims holdback	—	(2,148)
Proceeds from issuance of common stock for employee stock purchase plan	2,148	2,368
Proceeds from exercise of stock options	1,759	1,765
Principal payments on finance lease obligations	(140)	(131)
Payments to acquire treasury stock	(46,498)	(75,332)
Net cash used in financing activities	(42,731)	(73,478)
NET INCREASE IN CASH AND CASH EQUIVALENTS	44,400	22,261
Effect of foreign currency on cash	666	(318)
CASH AND CASH EQUIVALENTS - Beginning of year	100,452	78,509
CASH AND CASH EQUIVALENTS - End of year	$145,518	$100,452

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP ADJUSTED EBITDA AND NON-GAAP NET INCOME
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Reconciliation of net income (loss):
Net income (loss)	$6,684	$13,899	$(14,462)	$12,504
Add back (deduct):
Stock-based compensation	9,368	9,409	38,378	37,676
Depreciation and amortization	9,773	11,421	43,769	45,352
Litigation related expenses(2)	364	—	902	—
Interest income	(1,285)	(1,604)	(5,455)	(8,477)
Provision for (benefit from) income taxes	2,914	4,521	(1,492)	5,270
Adjusted EBITDA(3)	$27,818	$37,646	$61,640	$92,325

Revenue	$80,046	$85,502	$282,926	$291,256
Adjusted EBITDA margin	35%	44%	22%	32%

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Reconciliation of net income (loss) per share:
Net income (loss)	$6,684	$13,899	$(14,462)	$12,504
Add back (deduct):
Stock-based compensation	9,368	9,409	38,378	37,676
Litigation related expenses(2)	364	—	902	—
Adjustment for income taxes	(1,976)	(1,865)	(8,117)	(7,728)
Non-GAAP net income(3)	$14,440	$21,443	$16,701	$42,452
GAAP diluted EPS	$0.14	$0.26	$(0.31)	$0.23
Non-GAAP diluted EPS	$0.29	$0.41	$0.33	$0.78
GAAP weighted average shares outstanding—diluted	49,316	52,623	47,008	54,294
Non-GAAP weighted average shares outstanding—diluted	49,316	52,623	50,367	54,294
(2)Litigation related expenses represents external legal fees and other expenses, net of insurance recoveries, associated with pending litigation that arose outside of the ordinary course of business. These costs related to a discrete matter, and are not representative of our underlying operating performance. We do not adjust for legal expenses incurred in our ordinary course of business.
(3)Net income, Adjusted EBITDA, and Non-GAAP net income for the twelve months ended December 31, 2024 include other income of $4.0 million related to our efforts to build and test integrations with the Google Privacy Sandbox.
Reported GAAP diluted loss per share for the twelve months ended December 31, 2025 was calculated using basic share count. Non-GAAP diluted earnings per share for the twelve months ended December 31, 2025 was calculated using diluted share count which includes approximately 3 million of dilutive securities related to employee stock awards.

SUPPLEMENTAL CASH FLOW INFORMATION
COMPUTATION OF FREE CASH FLOW, A NON-GAAP MEASURE
(In thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Reconciliation of cash provided by operating activities:
Net cash provided by operating activities	$18,159	$18,048	$81,059	$73,425
Less: Purchases of property and equipment	(6,890)	(4,324)	(14,345)	(17,592)
Less: Capitalized software development costs	(4,417)	(4,868)	(20,511)	(20,936)
Free cash flow	$6,852	$8,856	$46,203	$34,897